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                                                                    Exhibit 10.9


                                                                  Conformed Copy

                                    GUARANTEE

1. In consideration of Willis Faber & Dumas Limited ("WFD") entering into a contract of employment with John Reeve (the "Director") dated 19 September 1995 ("the Contract") and a Deed in respect of an unfunded pension scheme dated 19 September 1995 ("the Deed"), Willis Corroon Group plc ("the Guarantor") hereby conditionally and irrevocably guarantees to the Director (and his successors) the due and punctual performance by WFD of its obligations under the Contract and the Deed.

2. If the Guarantor is unable to procure that WFD duly and punctually performs its obligations, then it shall indemnify the Director in respect of all costs, damages, charges and expenses incurred or suffered by the Director as a result of the failure by WFD to perform its obligations duly and punctually.

3. Subject to clause 1 above, this guarantee shall continue and remain in full force and effect until all the obligations of WFD under the Contract and the Deed shall have been duly performed and discharged to the satisfaction of the Director.

4. The guarantee shall not be affected in any way by any time or indulgence or release of any obligation under the Contract and the Deed nor by the liquidation or dissolution of WFD nor by the appointment of a receiver or administrator nor by any circumstances affecting the obligations of WFD to meet its liabilities under the Contract and the Deed. In the event of any matters as aforesaid, the Guarantor shall become liable for the obligations of WFD arising under the Contract and the Deed as if it were a primary obligor.

5. The Guarantor shall not be entitled to prove in the liquidation of WFD in competition with the Director until the Director shall have been paid in full all monies owed to the Director pursuant to the terms of the Contract and the Deed.


The Common Seal of Willis Corroon Group plc was hereunto affixed in the presence of:-


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Director                                 Secretary

Dated:  18 September 1995